EXHIBIT 99.1

AutoZone 3rd Quarter Total Company Same Store Sales Increase 0.9%; Domestic Same Store Sales were flat; EPS Increases to $36.69

MEMPHIS, Tenn., May 21, 2024 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE: AZO) today reported net sales of $4.2 billion for its third quarter (12 weeks) ended May 4, 2024, an increase of 3.5% from the third quarter of fiscal 2023 (12 weeks). Same store sales, or sales for our domestic and international stores open at least one year, are as follows:

		Constant Currency
	12 Weeks	12 Weeks*

Domestic	0.0%	0.0%
International	18.1%	9.3%
Total Company	1.9%	0.9%
* Excludes impacts from fluctuations of foreign exchange rates.

For the quarter, gross profit, as a percentage of sales, was 53.5%, an increase of 102 basis points versus the prior year. The increase in gross margin was primarily driven by higher merchandise margins and a 15 basis point ($7 million net) non-cash LIFO favorability. Operating expenses, as a percentage of sales, were 32.2% versus last year at 31.5%. Deleverage was driven primarily by higher store payroll as a percentage of sales versus the previous year.

Operating profit increased 4.9% to $900.2 million. Net income for the quarter was $651.7 million compared to $647.7 million in the same period last year, while diluted earnings per share increased 7.5% to $36.69.

Under its share repurchase program, AutoZone repurchased 242 thousand shares of its common stock at an average price per share of $3,036, for a total investment of $734.7 million. At the end of the third quarter, the Company had $1.4 billion remaining under its current share repurchase authorization.

“I want to thank and congratulate all AutoZoners for their efforts in delivering solid results for our third fiscal quarter. Our AutoZoners’ ongoing commitment to providing customers with Trustworthy Advice and WOW! Customer Service allowed us to deliver stronger than planned bottom line results. Domestically, our sales performance was negatively impacted at the start of the quarter due to the timing of tax refunds while the cooler than usual weather across several areas of the country negatively impacted our results later in the quarter. Conversely, we were pleased with the strong same store sales results we achieved in our international business. As we begin our all-important summer selling season, we are very excited about the initiatives we have in place to enhance our inventory availability, continue to accelerate our domestic Commercial business, and provide great customer service. As we continue to invest in our business, we remain committed to our disciplined approach of increasing operating earnings and cash flow, and delivering strong shareholder value,” said Phil Daniele, President and Chief Executive Officer.

During the quarter ended May 4, 2024, AutoZone opened 32 new stores in the U.S., 12 in Mexico and one in Brazil for a total of 45 net new stores. As of May 4, 2024, the Company had 6,364 stores in the U.S., 763 in Mexico and 109 in Brazil for a total store count of 7,236.

AutoZone is the leading retailer and distributor of automotive replacement parts and accessories in the Americas. Each store carries an extensive product line for cars, sport utility vehicles, vans and light duty trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. The majority of stores have a commercial sales program that provides prompt delivery of parts and other products and commercial credit to local, regional and national repair garages, dealers, service stations, fleet owners and other accounts. AutoZone also sells automotive hard parts, maintenance items, accessories and non-automotive products through www.autozone.com, and our commercial customers can make purchases through www.autozonepro.com. Additionally, we sell the ALLDATA brand of automotive diagnostic, repair, collision and shop management software through www.alldata.com. We also provide product information on our Duralast branded products through www.duralastparts.com. AutoZone does not derive revenue from automotive repair or installation services.

AutoZone will host a conference call this morning, Tuesday, May 21, 2024, beginning at 10:00 a.m. (ET) to discuss its third quarter results. This call is being web cast and can be accessed, along with supporting slides, at AutoZone’s website at www.autozone.com by clicking on Investor Relations. Investors may also listen to the call by dialing (888) 506-0062, passcode AUTOZONE. In addition, a telephone replay will be available by dialing (877) 481-4010, replay passcode 50424 through June 4, 2024.

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP measures include adjustments to reflect return on invested capital, adjusted debt and adjusted debt to earnings before interest, taxes, depreciation, amortization, rent and share-based expense (“EBITDAR”). The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company’s capital structure in order to maintain its investment grade credit ratings. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained herein constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “seek,” “may,” “could” and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: product demand, due to changes in fuel prices, miles driven or otherwise; energy prices; weather, including extreme temperatures, natural disasters and general weather conditions; competition; credit market conditions; cash flows; access to available and feasible financing on favorable terms; future stock repurchases; the impact of recessionary conditions; consumer debt levels; changes in laws or regulations; risks associated with self-insurance; war and the prospect of war, including terrorist activity; the impact of public health issues; inflation, including wage inflation; the ability to hire, train and retain qualified employees including members of management and other key personnel; construction delays; failure or interruption of our information technology systems; issues relating to the confidentiality, integrity or availability of information, including due to cyber-attacks; historic growth rate sustainability; downgrade of our credit ratings; damage to our reputation; challenges associated with doing business in and expanding into international markets; origin and raw material costs of suppliers; inventory availability; disruption in our supply chain; impact of tariffs; impact of new accounting standards; our ability to execute our growth initiatives; and other business interruptions. Certain of these risks and uncertainties are discussed in more detail in the “Risk Factors” section contained in Item 1A under Part 1 of the Company’s Annual Report on Form 10-K for the year ended August 26, 2023, and these Risk Factors should be read carefully. Forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements. Events described above and in the “Risk Factors” could materially and adversely affect our business. However, it should be understood that it is not possible to identify or predict all such risks and other factors that could affect these forward-looking statements. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
Media: David McKinney at (901) 495-7951, david.mckinney@autozone.com

AutoZone's 3rd Quarter Highlights - Fiscal 2024

Condensed Consolidated Statements of Operations
3rd Quarter, FY2024
(in thousands, except per share data)
	GAAP Results
	12 Weeks Ended	12 Weeks Ended
	May 4, 2024	May 6, 2023

Net sales	$4,235,485	$4,090,541
Cost of sales	1,969,963	1,944,415
Gross profit	2,265,522	2,146,126
Operating, SG&A expenses	1,365,341	1,287,645
Operating profit (EBIT)	900,181	858,481
Interest expense, net	104,422	74,313
Income before taxes	795,759	784,168
Income tax expense	144,033	136,445
Net income	$651,726	$647,723
Net income per share:
Basic	$37.73	$35.22
Diluted	$36.69	$34.12
Weighted average shares outstanding:
Basic	17,273	18,389
Diluted	17,761	18,983

Year-To-Date 3rd Quarter, FY2024
(in thousands, except per share data)
	GAAP Results
	36 Weeks Ended	36 Weeks Ended
	May 4, 2024	May 6, 2023

Net sales	$12,284,888	$11,766,591
Cost of sales	5,725,698	5,695,840
Gross profit	6,559,190	6,070,751
Operating, SG&A expenses	4,067,163	3,819,261
Operating profit (EBIT)	2,492,027	2,251,490
Interest expense, net	298,426	197,645
Income before taxes	2,193,601	2,053,845
Income taxes	433,382	390,260
Net income	$1,760,219	$1,663,585
Net income per share:
Basic	$100.96	$88.96
Diluted	$98.11	$86.10
Weighted average shares outstanding:
Basic	17,434	18,700
Diluted	17,941	19,322

Selected Balance Sheet Information
(in thousands)
	May 4, 2024	May 6, 2023	August 26, 2023

Cash and cash equivalents	$275,358	$274,916	$277,054
Merchandise inventories	6,155,300	5,703,688	5,764,143
Current assets	7,289,452	6,708,872	6,779,426
Property and equipment, net	6,049,059	5,334,023	5,596,548
Operating lease right-of-use assets	3,097,047	2,959,488	2,998,097
Total assets	17,108,432	15,597,922	15,985,878
Accounts payable	7,369,673	7,215,566	7,201,281
Current portion of debt	500,000	-	-
Current liabilities	9,192,587	8,464,947	8,511,856
Operating lease liabilities, less current portion	2,963,026	2,862,152	2,917,046
Debt, less current portion	8,496,288	7,340,484	7,668,549
Stockholders' deficit	(4,838,237)	(4,301,577)	(4,349,894)
Working capital	(1,903,135)	(1,756,075)	(1,732,430)

AutoZone's 3rd Quarter Highlights - Fiscal 2024

Condensed Consolidated Statements of Operations

Adjusted Debt / EBITDAR
(in thousands, except adjusted debt to EBITDAR ratio)
	Trailing 4 Quarters
	May 4, 2024	May 6, 2023
Net income	$2,625,060	$2,473,628
Add: Interest expense	407,153	261,641
Income tax expense	682,310	620,035
EBIT	3,714,523	3,355,304

Add: Depreciation and amortization	532,906	479,945
Rent expense(1)	425,291	403,412
Share-based expense	102,012	83,943
EBITDAR	$4,774,732	$4,322,604

Debt	$8,996,288	$7,340,484
Financing lease liabilities	344,966	284,896
Add: Rent x 6(1)	2,551,746	2,420,472
Adjusted debt	$11,893,000	$10,045,852

Adjusted debt to EBITDAR	2.5	2.3

Adjusted Return on Invested Capital (ROIC)
(in thousands, except ROIC)
	Trailing 4 Quarters
	May 4, 2024	May 6, 2023
Net income	$2,625,060	$2,473,628
Adjustments:
Interest expense	407,153	261,641
Rent expense(1)	425,291	403,412
Tax effect(2)	(171,484)	(133,010)
Adjusted after-tax return	$3,286,020	$3,005,671

Average debt(3)	$8,243,879	$6,578,133
Average stockholders' deficit(3)	(4,708,140)	(3,849,963)
Add: Rent x 6(1)	2,551,746	2,420,472
Average financing lease liabilities(3)	306,316	296,772
Invested capital	$6,393,801	$5,445,414

Adjusted After-Tax ROIC	51.4%	55.2%

(1)The table below outlines the calculation of rent expense and reconciles rent expense to total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the trailing four quarters ended May 4, 2024 and May 6, 2023.

	Trailing 4 Quarters
(in thousands)	May 4, 2024	May 6, 2023
Total lease cost, per ASC 842	$558,627	$513,857
Less: Financing lease interest and amortization	(97,717)	(81,871)
Less: Variable operating lease components, related to insurance and common area maintenance	(35,619)	(28,574)
Rent expense	$425,291	$403,412

(2)Effective tax rate over the trailing four quarters ended May 4, 2024 and May 6, 2023 was 20.6% and 20.0%, respectively.
(3)All averages are computed based on trailing five quarter balances.

Other Selected Financial Information
(in thousands)
	May 4, 2024	May 6, 2023
Cumulative share repurchases ($ since fiscal 1998)	$36,275,471	$32,806,437
Remaining share repurchase authorization ($)	1,374,529	843,563

Cumulative share repurchases (shares since fiscal 1998)	154,938	153,629

Shares outstanding, end of quarter	17,144	18,225

	12 Weeks Ended	12 Weeks Ended	36 Weeks Ended	36 Weeks Ended
	May 4, 2024	May 6, 2023	May 4, 2024	May 6, 2023

Depreciation and amortization	$129,224	$116,123	$374,416	$339,087

Cash flow from operations	669,480	724,715	1,933,866	1,872,776

Capital spending	235,103	171,207	725,910	430,441

AutoZone's 3rd Quarter Highlights - Fiscal 2024
Condensed Consolidated Statements of Operations
Selected Operating Highlights

Store Count & Square Footage

	12 Weeks Ended		12 Weeks Ended		36 Weeks Ended	36 Weeks Ended
	May 4, 2024		May 6, 2023		May 4, 2024	May 6, 2023
Domestic:
Beginning stores	6,332		6,226		6,300	6,168
Stores opened	32		22		68	80
Stores closed	-		-		(4)	-
Ending domestic stores	6,364		6,248		6,364	6,248

Relocated stores	-		1		3	5

Stores with commercial programs	5,843		5,526		5,843	5,526

Square footage (in thousands)	42,078		41,253		42,078	41,253

Mexico:
Beginning stores	751		707		740	703
Stores opened	12		6		23	10
Ending Mexico stores	763		713		763	713

Brazil:
Beginning stores	108		81		100	72
Stores opened	1		2		9	11
Ending Brazil stores	109		83		109	83

Total	7,236		7,044		7,236	7,044

Total Company stores opened, net	45		30		96	101

Square footage (in thousands)	48,567		47,191		48,567	47,191
Square footage per store	6,712		6,699		6,712	6,699

Sales Statistics
($ in thousands, except sales per average square foot)
	12 Weeks Ended		12 Weeks Ended		Trailing 4 Quarters	Trailing 4 Quarters
Total AutoZone Stores (Domestic, Mexico and Brazil)	May 4, 2024		May 6, 2023		May 4, 2024	May 6, 2023
Sales per average store	$576		$571		$2,472	$2,421
Sales per average square foot	$86		$85		$369	$362

Auto Parts (Domestic, Mexico and Brazil)
Total auto parts sales	$4,156,411		$4,016,692		$17,647,873	$16,811,885
% Increase vs. LY	3.5%		5.8%		5.0%	8.2%

Domestic Commercial
Total domestic commercial sales	$1,147,113		$1,110,476		$4,719,208	$4,541,729
% Increase vs. LY	3.3%		6.3%		3.9%	14.4%

Average sales per program per week	$16.4		$16.8		$16.0	$16.2
% Increase vs. LY	(2.4%)		1.2%		(1.2%)	10.2%

All Other, including ALLDATA
All other sales	$79,074		$73,849		$327,633	$303,061
% Increase vs. LY	7.1%		5.6%		8.1%	8.2%

	12 Weeks Ended		12 Weeks Ended		36 Weeks Ended	36 Weeks Ended
Same store sales(4)	May 4, 2024		May 6, 2023		May 4, 2024	May 6, 2023
Domestic	0.0%		1.9%		0.5%	4.2%
International	18.1%		26.8%		22.2%	26.6%
Total Company	1.9%		4.0%		2.7%	6.1%

International - Constant Currency	9.3%		14.7%		10.2%	18.5%
Total Company - Constant Currency	0.9%		3.0%		1.5%	5.4%

(4)Same store sales are based on sales for all stores open at least one year. Constant Currency same store sales exclude the impact of fluctuations of foreign currency exchange rates by converting both the current year and prior year international results at the prior year foreign currency exchange rate.

Inventory Statistics (Total Stores)
	as of		as of
	May 4, 2024		May 6, 2023
Accounts payable/inventory	119.7%		126.5%

($ in thousands)
Inventory	$6,155,300		$5,703,688
Inventory per store	851		810
Net inventory (net of payables)	(1,214,373)		(1,511,878)
Net inventory/per store	(168)		(215)

	Trailing 5 Quarters
	May 4, 2024		May 6, 2023
Inventory turns	1.4	x	1.5	x